PROGEN INDUSTRIES LIMITED
                               ABN 82 010 975 612


                        NOTICE OF ANNUAL GENERAL MEETING

Notice is given that the Annual General Meeting of Progen Industries Limited will be held at Endeavour Room, Level 6, Christie Corporate Conference Centre, 320 Adelaide Street, Brisbane, Queensland on Friday 31st October 2003 at 10.00am.

BUSINESS

THE FINANCIAL STATEMENTS AND REPORTS

The Directors' Report, Financial Statements, Directors' Declaration the Independent Audit Report thereon for the financial year ended 30th June 2003 are laid before the meeting.

ORDINARY RESOLUTIONS

To consider and, if thought fit, to pass the following resolutions:

1.   RE-ELECTION OF DIRECTOR

     That Dr Malvin Eutick, a Director retiring in accordance with the Company's constitution, being eligible and having signified his candidature for the office, be and is hereby re-elected as a director of the Company.

2.   RATIFICATION OF PREVIOUS PLACEMENT

     That for the purposes of Listing Rule 7.4 of the Australian Stock Exchange Limited, the issue by the Company of 3,925,969 fully paid ordinary shares in the capital of the Company on 23rd June 2003 at a price of 64 cents per share to sophisticated investors is hereby ratified.

3.   APPROVAL OF PRIVATE PLACEMENT

     That for the purposes of Listing Rule 7.1 of the Australian Stock Exchange Limited, the issue by the Company of 6,000,000 fully paid ordinary shares in the capital of the Company at the conclusion of the Annual General Meeting at a price of $1.60 per share to clients of Taylor Collison Limited and Emerging Growth Capital Pty Ltd is hereby approved.

4.   APPROVAL OF DIRECTORS AND EMPLOYEES INCENTIVE SCHEME

     That for the purposes of Listing Rules 7.1 and 10.14 of the Australian Stock Exchange Limited, the creation by the Company of a Directors and Employees Incentive Scheme under which options may be converted into ordinary shares.

5.   APPROVAL OF THE ALLOTMENT OF OPTIONS TO DIRECTORS AND EMPLOYEES

     That for the purposes of Listing Rules 7.1 and 10.14 of the Australian Stock Exchange the options approved for the Directors and Employees Incentive Scheme be allocated as follows, 900,000 to Directors as detailed in the explanatory statement and 900,000 to be allocated to employees at the discretion of the Directors.


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VOTING AND REQUIRED MAJORITY

ORDINARY RESOLUTIONS:

Resolutions 1, 2, 3, 4, and 5.

In accordance with the provisions of the Corporations Act, for these resolutions to be effective:

- each resolution must be passed at a meeting of which not less than 28 days' written notice, specifying the intention to propose the resolutions, has been given (unless consent to short notice has been received); and

- each resolution must be passed by more than 50% of all the votes cast by members entitled to vote on the resolution present at the meeting (whether present in person or by proxy, attorney or representative).


VOTING EXCLUSION STATEMENT

RESOLUTION 1

The Company will disregard any votes cast on resolution 1 by Dr Malvin Eutick or his associates or any person or their associates who might obtain a benefit, except in the capacity as a security holder, if the resolution is passed.

However, the Company need not disregard a vote if:
- it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or

- it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with the directions on the proxy form to vote as the proxy decides.

RESOLUTION 2, 3, 4 AND 5

The Company will disregard any votes cast on resolution 2, 3, 4 or 5 by any person who:
- in the case of resolution 2 is an allottee in the placement referred to in resolution 2,
- in the case of resolution 3 is an allottee in the placement referred to in resolution 3, a
- in the case of resolution 4 will benefit from the Directors and Employees Incentive Scheme and
- in the case of resolution 5 will benefit from the Directors and Employees Incentive Scheme or his or their associates or any person or their associates who might obtain a benefit, except in the capacity as a security holder, if the resolution is passed.


However, the Company need not disregard a vote if:
- it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or

- it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with the directions on the proxy form to vote as the proxy decides.


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                                        3


PROXIES

A member has a right to appoint a proxy and that person need not be a shareholder of Progen Industries Limited. The appointment may be advised to Progen Industries Limited using the enclosed proxy form, by mail or fax. A member who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise.

Please ensure that the proxy instructions are received not later than 10 am Brisbane time on 29th October 2003 at the Registry Office of Progen Industries Limited 2806 Ipswich Road, Darra, Queensland, 4076.

Any member may, by power of attorney, appoint an attorney to act on his or her behalf and such power of attorney or certified copy must be received by Progen Industries Limited as specified in the preceding paragraph.

Any corporation which is a member of Progen Industries Limited may appoint a representative to attend and vote on behalf of that corporation at this meeting. Appointments of representatives by corporations must be received by Progen Industries Limited as specified in paragraph two above, at any time before the time for holding this Meeting.

QUESTIONS AND COMMENTS BY MEMBERS AT THE MEETING

In accordance with the Corporations Act, a reasonable opportunity will be given to members at the Meeting to ask questions about or make comments on company matters. Members have the right to ask questions of the auditor or its representative.

NOTES

All holders of ordinary shares in Progen Industries Limited at 7.00pm on 29th October 2003 are entitled to attend and vote at this Meeting, and may appoint a proxy to attend this meeting and vote in that member's place.


THE EXPLANATORY STATEMENT ATTACHED TO THIS NOTICE FORMS PART OF THIS NOTICE OF MEETING


BY ORDER OF THE BOARD



/S/  Milton McColl
-------------------------
Milton McColl
Company Secretary


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                                        4


EXPLANATORY STATEMENT

THIS EXPLANATORY STATEMENT HAS BEEN PREPARED TO ASSIST MEMBERS WITH THEIR CONSIDERATION OF THE RESOLUTIONS PROPOSED FOR THE ANNUAL GENERAL MEETING OF PROGEN INDUSTRIES LIMITED ABN 82 010 975 612 (THE "COMPANY") TO BE HELD AT ENDEAVOUR ROOM, LEVEL 6, CHRISTIE CORPORATE CONFERENCE CENTRE, 320 ADELAIDE STREET, BRISBANE, QUEENSLAND, 4000 ON 31ST OCTOBER 2003 AT 10AM. IT SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING.


RE-ELECTION OF DIRECTOR

In accordance with the Company's Constitution, Dr. Malvin Eutick automatically retires at the Annual General Meeting and being eligible offers himself for re-election.

RATIFICATION OF PREVIOUS PLACEMENT

Subject to certain exceptions Australian Stock Exchange ("ASX") Listing Rule 7.1 restricts the Company in issuing new securities in the Company to a maximum of 15% of the capital of the Company in any 12 month period. ASX Listing Rule 7.4 allows the Company to seek the approval of shareholders in the Company to an issue of securities after the issue has been made without approval under ASX Listing Rule 7.1, provided the issue did not breach ASX Listing Rule 7.1 and the holders of ordinary shares in the Company subsequently approve the issue. The Company has previously announced the issue of 3,925,969 fully paid ordinary shares in the capital of the Company, on 23 June 2003 at a price of 64 cents per share to clients of Taylor Collison Limited, ABN AMBRO Morgans Limited and Macquarie Equities Limited and there were no shares issued to related parties.

As these share issues were not in breach of ASX Listing Rule 7.1 and have not previously been approved by the shareholders, the directors now seek shareholder approval and ratification of the issues for the purposes of ASX Listing Rule
7.4. The shares issued pursuant to the above placement rank equally in all respects with all existing ordinary shares. The funds raised from the issue will be applied to aggressively advance the development and commercialisation of PI-88, the Company's lead drug candidate.


APPROVAL OF PRIVATE PLACEMENT

Subject to certain exceptions Australian Stock Exchange ("ASX") Listing Rule 7.1 restricts the Company in issuing new securities in the Company to a maximum of 15% of the capital of the Company in any 12 month period. Under ASX Listing Rule 7.1 the Company must seek the approval of shareholders in the Company to an issue of securities where the proposed issue would exceed 15% of the capital. The Company has previously announced the placement of 6,000,000 fully paid ordinary shares in the capital of the Company, at the conclusion of the Annual General Meeting at a price of $1.60 cents per share to clients of Taylor Collison Limited and Emerging Growth Capital Pty Ltd. At the date of the agreement the share price was $2.00 per share and the price was set at a discount of 20%. The closing price at the date of this notice was $1.87 per share. If approval is given for the allotment of the shares, the shares will be issued within three month.

The directors now seek shareholder approval for the purposes of ASX Listing Rule
7.1 to issue these shares as approval has not previously been given by the shareholders. The shares issued pursuant to the above placement rank equally in all respects with all existing ordinary shares. The funds raised from the issue will be applied to pursue a strategic growth strategy for the company that intends to build a robust pipeline of drug candidates that will support the long-term objectives of the company.


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                                        5


APPROVAL OF DIRECTORS AND EMPLOYEES INCENTIVE SCHEME
APPROVAL OF THE ALLOTMENT OF OPTIONS TO DIRECTORS AND EMPLOYEES

Australian Stock Exchange ("ASX") Listing Rule 10.14 prohibits directors and certain other persons (broadly "associates of the director") from acquiring securities under an employee incentive scheme without the approval of shareholders in the Company.

Furthermore, if the issue of securities is approved by the shareholders of the Company, the issue of the securities is not restricted by ASX Listing Rule 7.1.

The Company is proposing to create a directors and employees incentive scheme pursuant to which the initial allocation of 1,800,000 options would, at the discretion of the Board, be issued to directors and employees at no cost to the director or employee, as the case may be. 900,000 options would be set aside for directors, with the balance being set aside for employees.

Participants in the scheme:

All directors and all permanent full time or part time employees will be eligible for the scheme. There is not cost to either directors or employees to participate in the scheme. Participation by employees is voluntary

The options available to the directors of the Company will be allocated as follows:

(a)  Chairman will be allocated 250,000 options;
(b)  Managing Director will be allocated 250,000 options; and
(c)  Each Non-Executive Director will be allocated 100,000 options.

Option Terms:

The exercise of the option will entitle the option holder to one fully paid ordinary share in the Company.

(a) Issue and exercise of terms:- Options issued to employees are at the discretion of the Board. The exercise price is $2.50 per share, exercisable at the employee's discretion prior to expiry date of 31 March 2005. The options will not be listed.
(b)  Time for exercise of options: - By 5.00pm on their expiry date.
(c) Termination of employment: - Unexercised option at the date of termination will lapse if not exercised within three months after date of termination.
(d) Participation in new issues: - Not permitted to participate in new issues of securities, without prior exercising of their options, but may participate if there is a pro rata issue of shares or a pro rata issue of bonus shares to ordinary shareholders in accordance with the Listing Rules.
(e) Reorganisation of capital: - The option terms will be changed to the extent necessary to comply with the Listing Rules to a reorganisation.
(f) Official quotation of shares: - The Company will make application for the official quotation of the shares issued on exercise of the options.
(g) Issue of share: - Shares will be issued not more than fifteen business days after receipt of the exercise notice and application moneys.
(h)  Transfer of options: - Options may not be transferred.
(i) Takeovers:- If the take over bid is made for ordinary shares and extends to shares issued on the exercise of options and a majority of the Board recommended acceptance of the offer, participating employees may within the offer period, exercise options.
(j) Reconstructions: - Under a scheme of reconstruction, participating employees may exercise options within one month of the date of the court order. If shares cease to


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                                        6


     be quoted all exercised options will lapse on the date that the ordinary shares cease to be quoted.


(k) Winding up: - If notice is given to members of a proposed voluntary winding up of the Company, participating employees may exercise their options during the period when notice is given and the resolution for voluntary winding up is passed.

The directors now seek shareholder approval for the purposes of ASX Listing Rules 7.1 and 10.14 to create the Directors and Employees Incentive Scheme and approval for the allotment of options under the scheme.


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                                        7


                            PROGEN INDUSTRIES LIMITED
                               ABN 82 010 975 612


                                   PROXY FORM

                                                          All correspondence to:
                                                                   The Secretary
                                                       Progen Industries Limited
                                                               2806 Ipswich Road
                                                                DARRA, QLD 4076.


I/We----------------------------------------------------------------------------
(please print)


of------------------------------------------------------------------------------
(please print)
being a member of Progen Industries Limited appoint:



Name of proxy:------------------------------------------------------------------



Address of proxy:---------------------------------------------------------------

Or failing him or her the chairman of the meeting as my proxy to vote on my behalf at the Annual General Meeting of the Company, to be held at 10.00am on Friday 31st October 2003 at Endeavour Room, Level 6, Christie Corporate Conference Centre, 320 Adelaide Street, Brisbane, QLD 4000 and at any adjournment of that meeting.

If two proxies are being appointed, the proportion of voting rights that this
proxy is authorised to exercise is     %. (The Company will supply an additional
form on request).

PROXY INSTRUCTIONS.

If you wish to instruct your proxy how to vote, or to abstain, insert X in the appropriate column against each item of business set out below. Otherwise your proxy may vote as he/she thinks fit or abstain from voting.

If you do not wish to direct your proxy how to vote, place a mark in the box. [ ]

By marking this box, you acknowledge that the Chairman may exercise your proxy even if he has an interest in the outcome of the resolution and votes cast by him other than as a proxy holder will be disregarded because of that interest.

The Chairman intends to vote in favour for all the resolutions.


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                                        8


I/We instruct my/our proxy to vote as follows:


--------------------------------------------------------------------------------
                                                     FOR    AGAINST    ABSTAIN
--------------------------------------------------------------------------------
RE-ELECTION OF DIRECTOR
--------------------------------------------------------------------------------
Resolution 1: Dr Malvin Eutick
--------------------------------------------------------------------------------
RATIFICATION OF PREVIOUS PLACEMENT
--------------------------------------------------------------------------------
Resolution 2: Placement of 3,925,969 fully paid
ordinary shares in June 2003
--------------------------------------------------------------------------------
APPROVAL OF PRIVATE PLACEMENT
--------------------------------------------------------------------------------
Resolution 3: Placement of 6,000,000 fully paid
ordinary shares with Taylor Collison Limited and
Emerging Growth Capital Pty Ltd
--------------------------------------------------------------------------------
APPROVAL OF DIRECTORS AND EMPLOYEES INCENTIVE
SCHEME
--------------------------------------------------------------------------------
Resolution 4: Directors and Employees Incentive
Scheme
--------------------------------------------------------------------------------
APPROVAL OF THE ALLOTMENT OF OPTIONS TO DIRECTORS
AND EMPLOYEES
--------------------------------------------------------------------------------
Resolution 5: Allotment of Options to Directors and
Staff
--------------------------------------------------------------------------------




DATED:                                2003.


If the member is a Company:

Proxies given by a Company must be executed in accordance with section 127 of the Corporations Act 2001 or signed by a duly authorised office or attorney.


--------------------------------------------------------------------------------
SIGNATURE(S)              NAME (PRINT)               CAPACITY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If the member is an individual or joint shareholder:





.. . . . . . . . . . . . . . . . . . .        . . . . . . . . . . . . . . . . . .
Signature                                    Signature


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                                        9


NOTES:

     (a) A member entitled to attend and vote at a meeting is entitled to appoint not more than two proxies
     (a) Where more than one proxy is appointed, each proxy must be appointed to represent a specified portion of the member's voting rights. If no appointment is made, then each proxy is entitled to exercise half of the member's voting rights (disregarding factions)
     (b)  A proxy need not be a member of the company
     (c) The proxy form must be signed by the member or his or her attorney. Proxies given by corporations must be executed in accordance with section 127 of the Corporations Act 2001 or signed by a duly authorised officer or attorney
     (d) To be valid, the form appointing the proxy and the power of attorney or other authority (if any) under which it is signed (or an attested copy) MUST BE WITH THE REGISTERED OFFICE OF THE COMPANY OR FACSIMILE TO +61 7 3375 9318 NO LATER THAN 48 HOURS BEFORE the time for holding the meeting
     (e) Unless a member specifically directs the proxy how to vote the proxy may vote as he or she thinks fit or abstain from voting
     (g) For the purposes of the Annual General Meeting, the holders of shares will be taken to be the persons who held those shares at 7:00 pm on 29th October 2003, in accordance with section 1109N of the Corporations Act 2001.


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